Exhibit 13.2

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, I, Shuo Zeng, Chief Operation Officer of Yucheng Technologies Limited (the “Company”), certify, to my knowledge, that the Company’s annual report on Form 20-F for the year ended December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 29, 2009

/s/ Shuo Zeng
Name: Shuo Zeng
Title: Chief Operation Officer
______________________________________________________________________

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

Exhibit 13.2, page 1